The Tax-Exempt Fund of Maryland

January 31, 2015

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$3,996
Class B	$8
Class C	$371
Class F1	$242
Class F2	$339
Total	$4,956

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.2500
Class B	$0.2000
Class C	$0.1900
Class F1	$0.2400
Class F2	$0.2700

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	15,656
Class B	39
Class C	1,880
Class F1	1,042
Class F2	1,355
Total	19,972

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$16.20
Class B	$16.20
Class C	$16.20
Class F1	$16.20
Class F2	$16.20

The Tax-Exempt Fund of Virginia

January 31, 2015

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$5,654
Class B	$12
Class C	$410
Class F1	$332
Class F2	$689
Total	$7,097

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.2600
Class B	$0.2000
Class C	$0.2000
Class F1	$0.2500
Class F2	$0.2800

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	21,211
Class B	50
Class C	2,130
Class F1	1,312
Class F2	2,844
Total	27,547

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$17.17
Class B	$17.17
Class C	$17.17
Class F1	$17.17
Class F2	$17.17